Exhibit 99.1

FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP, INC. REPORTS THIRD QUARTER AND NINE MONTH RESULTS

•	Third Quarter 2007 Revenues Up 27.6% vs. Third Quarter 2006
•	Third Quarter 2007 Margin Increased 2.6 percentage points vs. Second Quarter 2007

Stamford, CT, November 7, 2007 — Stamford Industrial Group, Inc. (OTC: STMF.PK), announced today financial results for the third quarter and nine months ended September 30, 2007. The Company redeployed its assets with its October 3, 2006 acquisition of Concord Steel. Previous to the acquisition the Company had no operations. Thus Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes. We have therefore compared the Company’s consolidated results for the three and nine months ended September 30, 2007 to the Combined results of operations for the three and nine months ended September 30, 2006 of the Company and the Predecessor.

Third Quarter Consolidated and Combined Results (unaudited)

Consolidated revenue was $28.2 million, an increase of 27.6% or $6.1 million for the third quarter ended September 30, 2007, compared to $22.1 million for the third quarter ended September 30, 2006.

The Company’s consolidated gross profit margin was $5.1 million or 18.1% for the third quarter ended September 30, 2007, compared to $4.0 million or 18.1% for the gross margin for the third quarter ended September 30, 2006. Gross margin percentage remained flat, despite the impact of increased manufacturing overhead costs associated with the ramp up of our Essington, PA manufacturing facility, additional expenses related to repairs and maintenance costs and additional outside fabrication costs partially offset by sales volume and price increases.

The Company’s consolidated operating expenses decreased to 12.1% of revenue or $3.4 million for the third quarter ended September 30, 2007 compared to 39.4% or $8.7 million for the third quarter ended September 30, 2006. The 609.2% decrease reflects:

Non-Cash Items:
•	non-cash compensation expenses of common stock of $7.5 million incurred in the prior year with no comparable expense in the current period, offset by;
•	non-cash deferred stock-based compensation expenses of $0.6 million;
•	non-cash related party stock fee expense of $0.2 million; and
•	amortization of intangible assets of $0.3 million;

Cash Items:
•	employee related expenses of $0.4 million;
•	professional fees of $0.6 million related to audit fees and legal fees; and
•	related party cash expense of $0.1 million related service fees.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, other expense and related party stock fee (‘‘Adjusted EBITDA’’) for the third quarter decreased by 3.3% to $2.9 million compared to combined Adjusted EBITDA of $3.0 million for the third quarter ended September 30, 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Stamford Industrial Group’s Chief Executive Officer Al Weggeman said, “We continued to experience strong revenue growth in the third quarter across all of our end-markets, fueled by continued strength in the industrial and commercial construction markets.  Additionally, we benefitted from strong growth with recently established customers. As a result of ongoing operational initiatives and the continued ramp-up of the Essington, PA facility, our gross profit margin improved 2.6 percentage points on a third quarter over second quarter basis.  We have achieved another key milestone with the Essington, PA facility reaching break-even volume levels.  On a going forward basis we expect that this facility will continue to ramp-up its volume and leverage its fixed cost structure.  Overall, I am very pleased with our team’s effort in driving growth and improving margin levels”.

Cash Flow

Cash used in operating activities was $0.1 million for the third quarter ended September 30, 2007, reflecting net income of $0.6 million, depreciation and amortization of $0.4 million, non-cash deferred stock-based compensation expenses of $ 0.6 million offset by the impact of changes in working capital of $1.7 million. The change in working capital is primarily due to the timing difference between increased revenues generated and cash collections. Net cash used in investing activities was $2.5 million for the third quarter ended September 30, 2007, resulting from the purchase of property and equipment. Net cash provided by financing activities was $2.5 million for the third quarter ended September 30, 2007. The net cash provided by financing activities was primarily from an increase in the Company’s line of credit facility of $3.5 million used for working capital needs offset by cash used to pay down long-term debt of $1.0 million.

Free cash flow, defined as net cash used in operating activities less capital expenditures, was $(2.6) million.

Reconciliation of Net Cash used in Operating Activities to Free Cash Flow
(in thousands - unaudited)
Three Months Ended

September 30, 2007
Net cash used in operating activities	$(146)
Less: Capital expenditures	$(2,495)
Free Cash flow	$(2,641)

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of our new Essington, PA manufacturing facility, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash used in operations, management believes this measure provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

Year to Date Consolidated and Combined Results (unaudited)

Consolidated revenue was $84.4 million, an increase of 38.8% or $23.6 million for the nine months ended September 30, 2007, compared to $60.8 million for the nine months ended September 30, 2006.

The Company’s consolidated gross profit margin dollars increased to $14.8 million or 17.5% for the nine months ended September 30, 2007, compared to $12.9 million or 21.2% for the nine months ended September 30, 2006. The 17.5% decrease in gross margin percentage is primarily due to an increase in the cost for raw material, one-time increase in scrap related to lean manufacturing initiatives, an increase in manufacturing overhead costs associated with the ramp up of our Essington, PA manufacturing facility, an increase in repairs and maintenance costs and additional outside fabrication costs partially offset by sales volume and price increases.

The Company’s consolidated operating expenses decreased to 11.3% of revenue or $9.5 million for the nine months ended September 30, 2007, compared to 17.4% or $10.6 million for the nine months ended September 30, 2006. The 10.4% decrease reflects:

Non-Cash Items:
•	non-cash compensation expenses of common stock of $7.5 million incurred in the prior year with no comparable expense in the current period, offset by;
•	non-cash deferred compensation expenses of $1.9 million;
•	non-cash related party stock fee expense of $0.4 million; and
•	amortization of intangible assets of $0.8 million;

Cash Items:
•	employee related expenses of $1.2 million;
•	professional fees of $1.0 million related to audit fees, legal fees and lean manufacturing implementation costs;
•	reporting and other general expenses of $0.6 million;
•	related party cash expense of $0.4 million related service fees; and
•	freight cost of $0.1 million related to increased revenues.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, other expense and related party stock fee (‘‘Adjusted EBITDA’’) for the nine months ended September 30, 2007, decreased by 10.6% to $9.3 million compared to combined Adjusted EBITDA $10.4 million for the nine months ended September 30, 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Cash Flow

Cash provided by operating activities was $0.6 million for the nine months ended September 30, 2007, reflecting net income of $2.7 million, depreciation and amortization of $1.2 million, non-cash deferred stock-based compensation expenses of $2.0 million offset by the impact of changes in working capital of $5.3 million. The change in working capital is primarily due to the timing difference between increased revenues generated and cash collections. Net cash used in investing activities was $4.8 million for the nine months ended September 30, 2007, resulting from the purchase of capital expenditures. Net cash provided by financing activities was $0.5 million for the nine months ended September 30, 2007. The net cash provided by financing activities was primarily from an increase in the Company’s line of credit facility of $3.5 million used for working capital needs offset by cash used to pay down long-term debt of $3.0 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $(4.2) million.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands - unaudited)
Nine Months Ended

September 30, 2007
Net cash provided by operating activities	$583
Less: Capital expenditures	$(4,819)
Free Cash flow	$(4,236)

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of our new Essington, PA manufacturing facility, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash used in operations, management believes this measure provides a more thorough measurement of operating cash flow.

Balance Sheet

As of September 30, 2007, the Company reported:

•
Cash and cash equivalents of $0 million at September 30, 2007 compared to $3.7 million at December 31, 2006. The decline in cash was due to the $4.8 million to purchase fixed assets, $3.0 million pay down on long-term debt, offset by $0.6 million in operating activities and proceeds from the Company’s line of credit facility of $3.5 million.

•
Total debt (short-term, current portion and long-term) was $34.3 million at September 30, 2007 compared to $33.8 million at December 31, 2006. The increase in debt is due to additional borrowings from the Company’s line of credit facility offset by payments on long-term debt of $3.0 million.

The Company estimates that it presently has available approximately $122 million of federal net operating loss carry-forwards for federal income tax purposes. The Company’s gross deferred tax asset of approximately $43 million represents primarily the estimated tax effect of the net operating loss carry-forwards. Prior to the acquisition of Concord Steel, the Company recognized a full valuation allowance against this deferred tax asset. As of December 31, 2006, the Company reduced its deferred tax asset valuation allowance by approximately $8 million as a result of the acquisition of Concord Steel. Because the majority of the Company’s deferred tax asset consists of net operating loss carry-forwards for federal tax purposes, the key to the Company’s ability to realize the deferred tax asset will be to generate sufficient income in future years to utilize the loss carry-forwards prior to expiration. The net operating loss carry-forwards expire in 2011 to 2026, subject to compliance with the provisions of Section 382 of the Internal Revenue Code.

Guidance

The Company reiterates anticipated full year 2007 financial performance as follows:

•	Revenues of approximately $105 to $110 million, representing approximately 23-28% growth from 2006, with diluted earnings per share of approximately $0.05 to $0.07.

•
Diluted earnings per share before non-cash expenses is approximately $0.15 to $0.17 per share, which excludes non-cash expense items of approximately $6.0 million or $0.12 per share. Below is a reconciliation of the 2007 diluted earnings per share to the 2007 diluted earnings per share before non-cash expenses.

Reconciliation of GAAP EPS to Non-GAAP EPS			September 30, 2007
(unaudited)			Nine Months Ended
	2007 Projected		(unaudited)
	(in millions)	(per share Diluted)	(in millions)	(per share Diluted)
2007 Net income / Diluted EPS	$3.10	$0.05 - 0.07	$2.67	$0.06
Deferred stock compensation expense	2.30	0.04	2.01	0.04
Depreciation and amortization expense	2.00	0.04	1.19	0.02
NOL tax use	1.30	0.03	—	—
Related party stock fee	0.40	0.01	0.38	0.01
Total non-cash expenses:	$6.00	$0.12	$3.58	$0.07
2007 Net income / Diluted EPS before non-cash expenses	$9.10	$0.17 - 0.19	$6.25	$0.13

 Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, Free Cash Flow and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Conference Call Scheduled For November 7, 2007, At 5:30 P.M. (Eastern)

The Company will host a conference call on Wednesday, November 7th at 5:30 p.m. Eastern. The call will compare Stamford Industrial Group’s consolidated results for the third quarter and nine months ended September 30, 2007 to the combined results of operations for the three and nine months ended September 30, 2006 of the Company and the Predecessor. The conference call will be followed by a question-and-answer session. To participate in this call, dial (866) 901-2585 any time after 5:20 p.m. Eastern. International callers should dial (404) 835-7099.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.stamfordig.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com

- Tables follow -

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Three Months Ended September 30, 2007	Stamford Industrial Group Three Months Ended September 30, 2006	Predecessor Company (1) Three Months Ended September 30, 2006	Combined

Revenues:
Product	$28,197	$—	$22,095	$22,095
Total revenues	28,197	—	22,095	22,095
Cost of revenues:
Product	23,102	—	18,072	18,072
Total cost of revenues	23,102	—	18,072	18,072
Gross margin	5,095	—	4,023	4,023
Operating expenses:
Sales and marketing	368	—	338	338
General and administrative	3,065	219	640	859
Related party stock compensation	—	7,542	—	7,542
Total operating expenses	3,433	7,761	978	8,739

Income (loss) from operations	1,662	(7,761)	3,045	(4,716)

Other income (expense):
Interest income	-	184	—	184
Interest expense	(720)	(13)	(150)	(163)
Other expense	—	(31)	(1,865)	(1,896)
Total other income (expense), net	(720)	140	(2,015)	(1,875)
Income (loss) before taxes	942	(7,621)	1,030	(6,591)

Provision for income taxes	331	—	36	36
Net income (loss)	$611	$(7,621)	$994	$(6,627)

Basic net income (loss) per share	$0.01	$(0.25)
Shares used in basic calculation	41,717	29,908

Diluted net income (loss) per share	$0.01	$(0.25)
Shares used in diluted calculation	48,826	29,908

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Nine Months Ended September 30, 2007	Stamford Industrial Group Nine Months Ended September 30, 2006	Predecessor Company (1) Nine Months Ended September 30, 2006	Combined

Revenues:
Product	$84,382	$—	$60,738	$60,738
Service, maintenance and royalty	—	20	—	20
Total revenues	84,382	20	60,738	60,758
Cost of revenues:
Product	69,540	—	47,867	47,867
Total cost of revenues	69,540	—	47,867	47,867
Gross margin	14,842	20	12,871	12,891
Operating expenses:
Sales and marketing	1,043	—	905	905
General and administrative	8,422	568	1,564	2,132
Related party stock compensation	—	7,542	—	7,542
Total operating expenses	9,465	8,110	2,469	10,579

Income (loss) from operations	5,377	(8,090)	10,402	2,312

Other income (expense):
Interest income	6	519	—	519
Interest expense	(1,935)	(39)	(463)	(502)
Other expense	(139)	(114)	(2,113)	(2,227)
Total other income (expense), net	(2,068)	366	(2,576)	(2,210)

Income (loss) before taxes	3,309	(7,724)	7,826	102

Provision for income taxes	636	—	212	212
Net income (loss)	$2,673	$(7,724)	$7,614	$(110)

Basic net income (loss) per share	$0.06	$(0.26)
Shares used in basic calculation	41,690	29,320

Diluted net income (loss) per share	$0.06	$(0.26)
Shares used in diluted calculation	48,578	29,320

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2007 (unaudited)	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$14	$3,703
Accounts receivable, net	13,025	9,276
Inventory	15,867	14,094
Deferred tax asset	2,684	2,684
Prepaid expenses and other current assets	40	561
Total current assets	31,630	30,318

Property, plant and equipment, net	8,302	3,773

Deferred financing costs, net	683	797
Intangible assets, net	20,571	21,572
Deferred tax asset	5,368	5,368
Other assets	241	297
Total assets	$66,795	$62,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$6,786	$3,286
Current portion of long-term debt	4,000	3,500
Accounts payable	9,040	9,596
Accrued expenses and other liabilities	3,210	3,205
Total current liabilities	23,036	19,587
Long-term debt, less current portion	23,533	27,033
Total liabilities	46,569	46,620

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 41,760 and 41,676 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	3	3
Additional paid-in capital	247,285	245,237
Accumulated deficit	(227,062)	(229,735)
Total stockholders’ equity	20,226	15,505
Total liabilities and stockholders’ equity	$66,795	$62,125

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2007	September 30, 2006	Predecessor Company (1) September 30, 2006	Combined

Net income (loss)	$611	$(7,621)	$994	$(6,627)
Taxes	331	—	36	36
Interest expense (income)	720	(171)	150	(21)
Other expense	—	31	1,865	1,896
Income (loss) from operations	1,662	(7,761)	3,045	(4,716)
Depreciation	124	—	146	146
Amortization	300	8	—	8
EBITDA	2,086	(7,753)	3,191	(4,562)
Deferred stock-based compensation	575	7,568	—	7,568
Related party stock fee	132	—	—	—
Related party consulting fee	125	—	—	—
Adjusted EBITDA	2,918	(185)	3,191	3,006

Adjusted EBITDA basic per share	$0.07	$(0.26)
Shares used in basic calculation	41,717	29,908

Adjusted EBITDA diluted per share	$0.06	$(0.26)
Shares used in diluted calculation	48,826	29,908

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation and Kanders & Company stock fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2007	September 30, 2006	Predecessor Company (1) September 30, 2006	Combined

Net income (loss)	$2,673	$(7,724)	$7,614	$(110)
Taxes	636	—	212	212
Interest expense (income)	1,929	(480)	463	(17)
Other expense	139	114	2,113	2,227
Income (loss) from operations	5,377	(8,090)	10,402	2,312
Depreciation	290	—	417	417
Amortization	900	22	—	22
EBITDA	6,567	(8,068)	10,819	2,751
Deferred stock-based compensation	2,001	7,619	—	7,619
Related party stock fee	394	—	—	—
Related party consulting fee	375	—	—	—
Adjusted EBITDA	9,337	(449)	10,819	10,370

Adjusted EBITDA basic per share	$0.22	$(0.28)
Shares used in basic calculation	41,690	29,320

Adjusted EBITDA diluted per share	$0.19	$(0.28)
Shares used in diluted calculation	48,578	29,320

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation and Kanders & Company stock fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.